UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2011

BLACKBAUD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50600	11-2617163
(Commission File Number)	(IRS Employer ID Number)

2000 Daniel Island Drive, Charleston, South Carolina 29492

(Address of principal executive offices)                                                   (Zip Code)

Registrant’s telephone number, including area code (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 1, 2011, Blackbaud, Inc. (the “Company”) issued a press release reporting unaudited financial results for the quarter ended September 30, 2011. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

(b) On November 1, 2011, the Company announced that Timothy V. Williams’ previously announced resignation as Senior Vice President and Chief Financial Officer will become effective Friday, November 11, 2011. Mr. Williams is retiring and the Company thanks him for his service.

(c) On November 1, 2011, the Company also announced that it entered into an employment agreement with Anthony W. Boor to succeed Timothy V. Williams as Senior Vice President and Chief Financial Officer, effective Monday, November 14, 2011. The employment agreement provides that Mr. Boor’s employment is at-will. It also includes non-competition and non-solicitation covenants during the course of Mr. Boor’s employment and thereafter and assignment of intellectual property provisions. The foregoing description of the employment agreement is qualified in its entirety by reference to the agreement, which will be filed as an exhibit to the Company’s Form 10-K for the year ending December 31, 2011. In addition, the Company and Mr. Boor entered into a retention agreement effective November 14, 2011 in substantially the form previously filed by the Company as Exhibit 10.37 to its Form 10-Q on November 10, 2008.

As Senior Vice President and Chief Financial Officer of the Company, Mr. Boor will receive an annual salary of $350,000 and will be eligible to earn an incentive bonus targeted at 50% of his annual salary. On November 14, 2011, subject to approval by the Company’s Board of Directors (the “Board”), Mr. Boor will receive a restricted stock grant and stock appreciation rights grant, each valued at $350,000. Subject to the approval of the Board, he will receive a performance share award of restricted stock units in 2012 valued at $250,000. Mr. Boor will receive a monthly commutation allowance of $1,500 during his first year of employment and will be reimbursed for up to 90 days of temporary living expenses. Mr. Boor also will be entitled to participate in the compensation and benefit programs available to other Company executives.

Prior to joining the Company, Mr. Boor served as an executive with Brightpoint, Inc. beginning in 1999, most recently as its Executive Vice President, Chief Financial Officer and Treasurer. He served as Director of Business Operations for Brightpoint North America from August 1998 to July 1999. Prior to joining Brightpoint, Mr. Boor was employed in various financial positions with Macmillan Computer Publishing Inc., Day Dream Publishing, Inc., Ernst & Young LLP, Expo New Mexico, KPMG LLP and Ernst & Whinney LLP.

There are no family relationships between Mr. Boor, who is 49 years old, and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer of the Company. There are no transactions with the Company in which Mr. Boor has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the changes to the Company’s leadership structure disclosed in Items 5.02(b) and (c) above is attached hereto as Exhibit 99.2. Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 1, 2011 reporting the Company’s financial results for the quarter ended September 30, 2011.

99.2	Press release dated November 1, 2011 announcing changes to the Company’s leadership structure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date: November 1, 2011	/s/ Timothy V. Williams
Timothy V. Williams,
Senior Vice President and Chief Financial Officer